Exhibit 4.1

SALE AND SERVICING AGREEMENT

among

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C,
Issuing Entity,

WORLD OMNI AUTO RECEIVABLES LLC,
Depositor,

WORLD OMNI FINANCIAL CORP.,
Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

Account Bank

Series 2026-C

Dated as of August 26, 2026

i

ii

SCHEDULE A	Schedule of Receivables
SCHEDULE B	Location of Receivable Files
EXHIBIT A	Form of Distribution Statement to Noteholders
EXHIBIT B	Form of Servicer’s Certificate
EXHIBIT C	Form of SSA Assignment
APPENDIX A	Definitions and Rules of Construction
APPENDIX B	Additional Representations and Warranties

iii

SALE AND SERVICING AGREEMENT

This SALE AND SERVICING AGREEMENT, dated as of August 26, 2026, is among WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a Delaware statutory trust (the “Issuing Entity”), WORLD OMNI AUTO RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), as depositor, WORLD OMNI FINANCIAL CORP., a Florida corporation (“World Omni” or the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as account bank (the “Account Bank”).

WHEREAS, World Omni has sold the Receivables to the Depositor pursuant to the Receivables Purchase Agreement;

WHEREAS, World Omni Auto Receivables LLC, as depositor, desires to sell the Receivables to the Issuing Entity and the Issuing Entity desires to purchase such receivables; and

WHEREAS, the Servicer is willing to service, to make representations and warranties and to make certain repurchase representations with respect to such Receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01          Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

Article II
CONVEYANCE OF RECEIVABLES

Section 2.01          Conveyance of Receivables. In consideration of the Issuing Entity’s delivery to or upon the order of the Depositor of the Notes and the Certificates, on the Closing Date the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations of the Depositor set forth herein), pursuant to an assignment in the form attached hereto as Exhibit C (the “SSA Assignment”) all right, title and interest of the Depositor, whether now or hereafter acquired, and wherever located, in and to the following:

(a)           the Receivables identified in the Schedule of Receivables to the SSA Assignment delivered to the Issuing Entity (all of which are identified in World Omni’s computer files by a code indicating the Receivables are owned by the Trust and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the Cutoff Date;

(b)           the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Receivables and any other interest of the Depositor in such Financed Vehicles;

(c)           any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors;

(d)           any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust;

(e)           all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts, including the Reserve Account, from time to time, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon);

(f)           the Receivables Purchase Agreement;

(g)           all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

(h)           the proceeds of any and all of the foregoing;

provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

Section 2.02          Intention of Parties. It is the intention of the Depositor and the Issuing Entity that the assignment and transfer contemplated herein constitute (and shall be construed and treated for all purposes, other than for tax purposes, as) a true and complete sale of the Receivables and the other property of the Depositor specified in Section 2.01 hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Issuing Entity. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, other than for tax purposes, as a true and complete sale), the Depositor hereby grants to the Issuing Entity, for the benefit of the Noteholders, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Receivables and the other property of the Depositor specified in Section 2.01 hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

Article III
THE RECEIVABLES

Section 3.01          Representations and Warranties of World Omni with Respect to Each Receivable and the Pool of Receivables.

(a)           Representations and Warranties with Respect to Each Receivable. On the Closing Date, World Omni, which sold the Receivables specified in the SSA Assignment on such date, hereby represents and warrants to the other parties hereto, with respect to such Receivables as of the Cutoff Date:

(i)            Characteristics of Receivables. Each Receivable (1) (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was fully and properly executed or electronically authenticated by the parties thereto, and was purchased by World Omni from such Dealer under an existing dealer agreement, (B) was originated by World Omni, or (C) was originated by an independent third party and acquired by World Omni, (2) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (3) provides for level monthly payments after the Cutoff Date (provided, that the payment in the first or last month in the life of the Receivable may vary from the level monthly payments) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate or Contract Rate, as applicable.

(ii)           Compliance with Law. To the best of World Omni’s knowledge, each Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, on the Closing Date, complies, in each case, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Gramm Leach Bliley Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

(iii)          Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(iv)          No Government Obligor. No Receivable is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

(v)           Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first-priority security interest in the related Financed Vehicle in favor of World Omni as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first-priority security interest in the Financed Vehicle in favor of the Depositor as secured party and is assignable by World Omni to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Indenture Trustee.

(vi)          Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

(vii)         No Amendments. The Servicer’s computer system does not reflect that any Receivable has been amended such that the amount of the Obligor’s scheduled payments has been increased.

(viii)        No Waiver. No provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer’s computer system.

(ix)          No Defenses. The Servicer’s computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

(x)           No Liens. The Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior or equal to the security interest in the Financed Vehicle granted by any Receivable.

(xi)          No Default. No Receivable has a scheduled payment for which more than 10% of the applicable scheduled payment is more than 30 days past due as of the Cutoff Date, and, except as permitted in this paragraph, the Servicer’s computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni has not waived and, except as permitted hereby, shall not waive any of the foregoing.

(xii)         Insurance. Under the terms of each Receivable, the related Obligor is required to maintain physical damage insurance covering the Financed Vehicle and to have World Omni named as the loss payee.

(xiii)        Title. No Receivable has been sold, transferred, assigned or pledged (x) by World Omni to any Person other than the Depositor or (y) by the Depositor to any Person other than the Issuing Entity.

(xiv)        Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or the Indenture is unlawful, void or voidable.

(xv)         One Authoritative Copy or Original. There is only one “authoritative copy” of any Receivable constituting “electronic chattel paper” as defined in the UCC. There is only one executed original of any Receivable constituting “tangible chattel paper” as defined in the UCC.

(xvi)        Maturity of Receivables. Each Receivable has a scheduled maturity date not later than October 27, 2032.

(xvii)       Scheduled Payments. As of the Cutoff Date, each Receivable had a first scheduled due date on or prior to the end of the third month immediately following the Cutoff Date.

(xviii)      Outstanding Principal Balance. Each Receivable has an outstanding principal balance of at least $500.

(xix)         No Bankruptcies. No Obligor on any Receivable was noted in the Servicer’s computer system as having filed for bankruptcy.

(xx)          No Repossessions. No Receivable was secured by a Financed Vehicle that had been repossessed without reinstatement of the related contract.

(xxi)         Chattel Paper. Each Receivable constitutes “electronic chattel paper” or “tangible chattel paper” as defined in the UCC.

(xxii)        Prepayment. Each Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on such Receivable’s Annual Percentage Rate or Contract Rate, as applicable.

(b)           Representations and Warranties With Respect to the Pool of Receivables. On the Closing Date, World Omni, which sold the Receivables specified in the SSA Assignment on such date, hereby makes the representations and warranties set forth in Appendix B hereto, and hereby represents and warrants to the other parties hereto, with respect to such pool of Receivables as of the Cutoff Date:

(i)            Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures believed by World Omni to be adverse to the Noteholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Issuing Entity and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all material respects.

(ii)           Title. Immediately prior to the transfer and assignment contemplated in the Receivables Purchase Agreement, World Omni had good and marketable title to the Receivables free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to the Receivables, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC (to the extent a security interest in such property may be perfected by filing under the applicable UCC) except, in each case, for liens and encumbrances that will be released concurrent with the transfer of Receivables pursuant to the Receivables Purchase Agreement. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to the property conveyed to the Issuing Entity pursuant to Section 2.01 or 2.02 of this Agreement, as applicable, free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuing Entity shall have good and marketable title to the Receivables, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC (to the extent a security interest in such property may be perfected by filing under the applicable UCC).

(iii)          All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuing Entity a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

(iv)          Location of Receivable Files. The Receivable Files are, and will be, kept at the locations listed in Schedule B or at such other office or location as shall be specified to the Issuing Entity and the Indenture Trustee by written notice prior to any change in location together with the Opinion of Counsel required by Section 10.02(j).

(v)          Computer Records. World Omni and the Depositor will cause their accounting and computer records to be marked to indicate the sale and assignment of the Receivables from World Omni to the Depositor and from the Depositor to the Trust.

(vi)          Computer Code. Each of the Receivables is identified on World Omni’s computer files by a code indicating the Receivables are owned by the Trust and pledged to the Indenture Trustee. The Receivables are the only Contracts listed on the Schedule of Receivables, are the only Contracts identified on World Omni’s computer files by such code, and are not identified on World Omni’s computer files by any other code.

Section 3.02          Repurchase upon Breach; Dispute Resolution.

(a)           Investigation of Breach. If World Omni (i) has knowledge of a breach of a representation or warranty made in Section 3.01(a), (ii) receives notice from the Depositor, the Issuing Entity, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.01(a), (iii) receives a Repurchase Request from the Owner Trustee or the Indenture Trustee for a Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, then, in each case, World Omni will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the Receivable. None of the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under Section 3.02(b). The Depositor, the Servicer or the Trust, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of World Omni’s representations and warranties made pursuant to Section 3.01(a).

(b)            Repurchase. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof or receipt of notice thereof by World Omni as described in Section 3.02(a), World Omni shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at World Omni’s option, the last day of the first Collection Period following the discovery) and World Omni shall deliver a revised Schedule of Receivables to the Depositor and the Trust which shall reflect the repurchase of such Receivables. In consideration of the repurchase of any such Receivable, World Omni shall remit the Purchase Amount, in the manner specified in Section 5.05. Upon such repurchase, the Issuing Entity will, without further action, be deemed to have sold and assigned to World Omni all of the Issuing Entity’s right, title and interest in the Receivable repurchased by World Omni under this Section 3.02(b) and all security and documents relating to the Receivable. The sale will not require any action by the Issuing Entity and will be without recourse, representation or warranty by the Issuing Entity except the representation that the Issuing Entity owns the Receivable free and clear of any Lien, other than a Lien pursuant to the Basic Documents. On the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to evidence the sale of the receivable, free from any Lien of the Issuing Entity or the Indenture Trustee. Subject to the provisions of Section 6.03, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01(a) and the agreement contained in this section shall be to require World Omni to repurchase Receivables pursuant to this section, subject to the conditions contained herein.

(c)            Dispute Resolution.

(i)           Referral to Dispute Resolution. If the Issuing Entity, the Owner Trustee, the Indenture Trustee, a Noteholder or a Note Owner (the “Requesting Party”) requests that World Omni repurchase a Receivable due to an alleged breach of a representation and warranty in Section 3.01(a) (which repurchase request shall provide sufficient detail so as to allow World Omni to reasonably investigate the alleged breach of the representations and warranties in Section 3.01(a); provided that with respect to a repurchase request from a Noteholder or a Note Owner, such repurchase request shall initially be provided to the Indenture Trustee) (each, a “Repurchase Request”), and the Repurchase Request has not been resolved, the alleged breach has not otherwise been cured or the related Receivable has not otherwise been repurchased, paid-off or otherwise satisfied, within 180 days of the receipt of notice of the Repurchase Request by World Omni, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration by filing in accordance with ADR Rules and providing a notice to World Omni. The Requesting Party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period. World Omni agrees to participate in the dispute resolution method selected by the Requesting Party. However, if the Receivable subject to a Repurchase Request was part of a Review and the Review Report states no Test Fails for the Receivable, the Repurchase Request for the Receivable will be deemed to have been resolved.

(ii)           Mediation. If the Requesting Party selects mediation for dispute resolution:

(A)           The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 3.02(c), the procedures in this Section 3.02(c) will control.

(B)           A single mediator will be selected by the ADR Organization from a list of neutral mediators maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(C)           The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(D)           Expenses of the mediation will be allocated among the parties as mutually agreed by them as part of the mediation.

(E)           If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to binding arbitration under this Section 3.02(c) or may seek adjudication of the Repurchase Request in court.

(iii)          Binding Arbitration. If the Requesting Party selects arbitration for dispute resolution:

(A)           The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 3.02(c), the procedures in this Section 3.02(c) will control.

(B)           A single arbitrator will be selected by the ADR Organization from a list of neutral arbitrators maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(C)           The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(D)           The arbitrator will make its final determination no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not modify or change this Agreement or the other Basic Documents in any way or award remedies not consistent with the Basic Documents. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction over the parties and the matter.

(E)           By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(F)           The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(iv)          Additional Conditions. For each mediation or arbitration:

(A)           Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by World Omni. Any party or witness may participate by teleconference or video conference.

(B)           World Omni and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(C)           Under no circumstances will the Owner Trustee or the Indenture Trustee, respectively, in its individual capacity be liable for any costs, expenses or liabilities that could be allocated to the Requesting Party in any mediation or arbitration.

(v)           World Omni will not be required to produce Personally Identifiable Information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 3.02(c)), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

Section 3.03          Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuing Entity hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuing Entity and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuing Entity, as of the Closing Date with respect to each Receivable:

(a)           in the case of each Receivable constituting “tangible chattel paper”, the fully executed original Contract of such Receivable or, in the case of each Receivable constituting “electronic chattel paper”, the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the electronic Contract of such Receivable;

(b)           the credit application fully executed by the Obligor or such other information as the Servicer may keep on file in accordance with its customary servicing procedures;

(c)           the original certificate of title or such documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, evidencing the security interest of World Omni in the Financed Vehicle; and

(d)           any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle;

provided, that the Servicer may appoint one or more agents to act as subcustodians of certain items in the Receivables Files so long as the Servicer remains primarily responsible for their safekeeping, provided, further, that the Servicer shall not transmit or transfer the authoritative copy of a Receivable that is in the form of electronic chattel paper to another person.

Section 3.04          Duties of Servicer as Custodian.

(a)           Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuing Entity and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuing Entity to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer covenants and agrees that it shall hold the Receivable Files in such a manner as to prevent any other Person from obtaining “control” of any “electronic chattel paper” included therein (as such terms are used in section 9-105 of the UCC). The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity or the Indenture Trustee of the Receivable Files.

(b)           Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices, or at such other location, in each case as specified in Schedule B or at such other office or location of the Servicer or a third-party agent retained by the Servicer as shall be specified to the Issuing Entity and the Indenture Trustee by written notice prior to any change in location together with the Opinion of Counsel required by Section 10.02(j).

The Servicer shall provide to the Indenture Trustee and, following the receipt of a Review Notice, the Asset Representation Reviewer, access to any and all documentation regarding the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation or the Asset Representations Reviewer is obligated to conduct a Review, as applicable, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 3.04(b) shall derogate from the obligation of the Servicer, the Indenture Trustee or the Asset Representation Reviewer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 3.04(b) as a result of such obligation shall not constitute a breach of this Section 3.04(b).

(c)           Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable, after receipt of such instruction.

Section 3.05          Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

Section 3.06          Custodian’s Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee, and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee, or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files, including, but not limited to, the cost of defending any claim or bringing any claim to enforce such indemnification or other obligations of the Servicer; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee.

Section 3.07          Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If World Omni shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities or, with the consent of Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate; provided, however, that with respect to “authoritative copies” of the Receivables constituting “electronic chattel paper,” (a) if the Servicer’s appointment as custodian has been terminated in connection with the resignation or termination of the Servicer as servicer, the custodian shall transfer such “authoritative copies” to the successor Servicer or (b) otherwise, unless otherwise instructed by the Indenture Trustee, such “authoritative copies” shall be transferred to the Indenture Trustee or the Indenture Trustee’s designee. In each case, if necessary, an authorized representative of World Omni shall use commercially reasonable efforts to convert an authoritative copy into tangible form by permanently removing such electronic authoritative copy from World Omni’s electronic vaulting system and causing a contract in tangible form to be printed as the tangible authoritative copy that constitutes original tangible chattel paper for purposes of the UCC, and shall deliver such tangible authoritative copy to the successor Servicer or to the Indenture Trustee or the Indenture Trustee’s designee at the place or places as the Indenture Trustee may reasonably designate.

Article IV
ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01          Duties of Servicer. The Servicer, for the benefit of the Issuing Entity (to the extent provided herein), shall manage, service, administer and receive collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending invoices to Obligors, reporting tax information to Obligors, accounting for collections, paying the fee of the Administrator out of its own funds pursuant to Section 1.03 of the Administration Agreement and furnishing a Servicer’s Certificate to the Indenture Trustee. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuing Entity (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall on behalf of the Issuing Entity, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents, in forms provided to it, reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 4.02          Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections as set forth in Section 5.03. The Servicer may grant extensions, rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the day of the month on which payment is due (except in connection with a limited number of accommodations for Obligors of occasional requests in accordance with the Servicer’s customary servicing procedures) or change the method under which scheduled payments of interest are computed on such Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date for the Class C Notes occurs, the Servicer shall purchase any such Receivable as of the earlier of (a) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (b) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date for the Class C Notes occurs, in each case in accordance with the terms of Section 4.07(b). The Servicer shall not retain any fees in connection with any extension of a Receivable but shall instead deposit such fees into the Collection Account within two Business Days of receipt (including receipt of proper instructions regarding where to allocate such payment) unless the Servicer is making deposits on a monthly basis as permitted under Section 5.02. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable, other than as provided herein or as required by law.

Section 4.03          Realization upon Receivables. On behalf of the Issuing Entity, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer is hereby authorized to exercise its discretion, consistent with its customary servicing procedures and the terms of this Agreement, in servicing Defaulted Receivables so as to maximize the realization of those Defaulted Receivables, including the discretion to choose to sell or not to sell any of the Defaulted Receivables. The Servicer shall not be liable for any such exercise of its discretion made in good faith.

Section 4.04          Physical Damage Insurance. To the extent applicable, the Servicer shall not take any action that would result in noncoverage under such physical damage insurance policy which, but for the actions of the Servicer, would have been covered thereunder. Any amounts collected by the Servicer under any physical damage insurance policy shall be deposited in the Collection Account pursuant to Section 5.02. The parties hereto acknowledge that the Servicer shall not force place any insurance coverage.

Section 4.05          Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuing Entity and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

Section 4.06          Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest created by such Receivable in whole or in part except in the event of (i) payment by the Obligor (a) in full or (b) in part with a remaining total payment shortage amount which, according to the Servicer’s customary procedures, does not exceed the amount of total payment shortage that would permit the Servicer to release the related Financed Vehicle from the security interest or (ii) repossession, nor shall the Servicer impair the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable.

Section 4.07          Purchase of Receivables Upon Breach or Extension Beyond Final Scheduled Payment Date.

(a)           The Servicer or the Trust shall inform the other party and a Responsible Officer of the Indenture Trustee and the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05, 4.06 or 7.01. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery or written notice (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day.

(b)           In consideration of the purchase of any Receivable pursuant to Section 4.02 or Section 4.07(a), the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05, and the Servicer shall deliver a revised Schedule of Receivables to the Depositor and the Trust, which shall reflect the repurchase of such Receivables. Subject to Section 7.02, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05, 4.06 or 7.01 or the extension of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date for the Class C Notes occurs under Section 4.02 shall be to require the Servicer to purchase such Receivables. None of the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer, the Seller, the Depositor or the Administrator will have an obligation to investigate whether a breach, extension or other event has occurred that would require the purchase of any Receivable under Section 4.02 or Section 4.07(a) or whether any Receivable is required to be purchased under Section 4.02 or Section 4.07(a).

Section 4.08          Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and (c) the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided, however, that the Servicing Fee on the initial Payment Date shall be prorated to compensate for the length of the initial Collection Period being longer than one month. The Servicer shall also be entitled to all Supplemental Servicing Fees collected (from whatever source) on the Receivables, the amount of any Servicing Fee due but not distributed to the Servicer on a prior Payment Date (including any amounts previously deferred by the Servicer as provided in this Section 4.08) plus any repayment pursuant to the last paragraph of Section 7.02. The Servicer may, as long as it believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the Servicing Fee, by notice to the Indenture Trustee on or before a Payment Date, elect to defer all or a portion of the Servicing Fee with respect to the related Collection Period, without interest. If the Servicer defers all of the Servicing Fee, the Servicing Fee for such related Collection Period will be deemed to equal zero.

Section 4.09          Servicer’s Certificate. On or prior to the close of business on each Payment Determination Date, the Servicer shall deliver a Servicer’s Certificate pursuant to Section 5.08. Receivables to be purchased by the Servicer or to be repurchased by World Omni or the Depositor shall be identified by the Servicer by account number or asset number with respect to such Receivable (as specified in the Schedule of Receivables). For the avoidance of doubt, such information shall include any Benchmark related information required pursuant to Section 8.03 of the Indenture.

Section 4.10          Annual Statement as to Compliance; Item 1122 Servicing Criteria Assessment; Notice of Default.

(a)           To the extent required by Regulation AB, the Servicer shall deliver (and shall cause each of its Reporting Subcontractors, if any, to deliver) to the Owner Trustee and the Indenture Trustee on or before the date that is 90 days after the end of each calendar year, commencing with the calendar year ended December 31, 2026, an Officer’s Certificate as required under Item 1123 of Regulation AB, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such reporting period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Servicer shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder or Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. Upon the request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(b)           The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before the date that is 90 days after the end of each calendar year, commencing with the calendar year ended December 31, 2026, a report, dated as of December 31 (or other applicable date) of the preceding year, regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as described in Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Deliveries pursuant to this Section 4.10(b) may be delivered by electronic mail.

(c)           The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, unless such default shall have been cured prior to such date, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

Section 4.11          Annual Independent Certified Public Accountants’ Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Servicer (who shall promptly provide the assessment described in this Section 4.11 to the Rating Agencies), the Indenture Trustee and the Owner Trustee and, on or before the date that is 90 days after the end of the Servicer’s fiscal year, commencing with the fiscal year ended December 31, 2026, a report, dated as of December 31 of the preceding fiscal year, addressed to the board of directors of the Servicer, providing its assessment of compliance with the Servicing Criteria during the preceding fiscal year, including disclosure of any material instance of non-compliance, as described in Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB. Such attestation shall be in accordance with Rule 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Deliveries pursuant to this Section 4.11 may be delivered by electronic mail.

Section 4.12          Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this section.

Section 4.13          Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

Section 4.14          Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. The Servicer shall give the Indenture Trustee written notice of any subservicer appointed hereunder.

Section 4.15          Communications Between Noteholders. The Servicer will comply with its obligations under Section 7.02(e) of the Indenture to include in the Form 10-D filed by the Issuing Entity with the Commission for the Collection Period the information described in such Section. The Servicer will bear any costs associated with including any such communication in such Form 10-D.

Section 4.16          Exchange Act Certifications. To the extent permitted by Exchange Act Rules, the Servicer shall prepare, execute, file and deliver on behalf of the Issuing Entity any certification or other instrument as required by Exchange Act Rules 13a-14 and 15d-14.

Article V
TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

Section 5.01          Establishment of Trust Accounts.

(a)           (i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

(ii)           The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii)           The Servicer, for the benefit of the Issuing Entity, shall cause to be established and maintained with the Account Bank and in the name of the Issuing Entity, an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuing Entity.

(b)           Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively the “Trust Accounts”) shall be invested by the Account Bank on behalf of the Indenture Trustee in Eligible Investments, selected by the Servicer; provided, that, funds on deposit in the Reserve Account shall be invested only in Eligible Investments meeting the requirements of §246.4(b)(2) of Regulation RR, as determined solely by the Servicer. In the absence of written direction from the Servicer, such funds shall be invested or remain uninvested, in accordance with Section 8.04 of the Indenture. All such Eligible Investments shall be held by the Account Bank on behalf of the Indenture Trustee for the benefit of the Noteholders, the Certificateholders and the Issuing Entity, as applicable; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Collection Account, the Reserve Account and the Note Distribution Account, as applicable, is then maintained and is invested either (i) in a time deposit of the Indenture Trustee rated at least A-1 by S&P and F1 or A by Fitch (such account being maintained within the corporate trust department of the Indenture Trustee), (ii) in the Indenture Trustee’s common trust fund so long as such fund is rated in the highest applicable rating category by S&P and Fitch or (iii) in Eligible Investments specified in clauses (b), (g) or (i) of the definition thereof; and provided that all such Eligible Investments shall be held to maturity (to the extent such Eligible Investment has an applicable maturity date) and be available for redemption and use by the Indenture Trustee on or prior to the relevant Payment Date. Moreover, the Servicer shall not direct the Indenture Trustee to invest funds in the Trust Accounts in any Eligible Investment that would not mature or be capable of being liquidated on or prior to the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Eligible Investments pursuant to this Section 5.01, except in its capacity as obligor thereunder. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

(c)           (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Account Bank hereby agrees that the Trust Accounts (other than the Reserve Account) shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be. The Account Bank further agrees that Reserve Account shall be under the sole dominion and control of the Indenture Trustee in the name of and for the benefit of the Issuing Entity which such Reserve Account has been pledged by the Issuing Entity to the Indenture Trustee for the benefit of the Noteholders. All of the Depositor’s right, title and interest to the Reserve Account has been conveyed by the Depositor to the Issuing Entity pursuant to Section 2.01(e) hereof, including, all funds on deposit from time to time, and all investments, proceeds and income thereof. The Depositor hereby grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Noteholders, all of the Depositor’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Reserve Account and all proceeds thereof. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Servicer (upon written notice from the Indenture Trustee or the Account Bank that such account no longer qualifies) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall cause the Indenture Trustee, who shall instruct the Account Bank, to transfer any cash and/or any investments to such new Trust Account. The Indenture Trustee, the Account Bank or the other Person holding the Trust Accounts as provided in this Section 5.01(c)(i) shall be the “Securities Intermediary.” If the Securities Intermediary shall be a Person other than the Indenture Trustee or the Account Bank, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.01.

(ii)           With respect to the Trust Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:

(A)           The Trust Accounts are accounts to which Financial Assets will be credited.

(B)           All securities or other property underlying any Financial Assets credited to the Trust Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Trust Accounts be registered in the name of the Trust, the Servicer or the Depositor, payable to the order of the Trust, the Servicer or the Depositor or specially indorsed to the Owner Trustee, the Servicer or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)           All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Trust Account.

(D)           Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to a Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)           If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Trust, the Servicer, the Depositor or any other Person.

(F)           The Trust Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trust Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the laws of the State of New York.

(G)           The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Trust Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Trust, the Depositor, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(c)(ii)(E) hereof.

(H)           Except for the claims and interest of the Indenture Trustee and of the Trust in the Trust Accounts, the Securities Intermediary knows of no claim to, or interest in, the Trust Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Trust Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer and the Trust thereof.

(I)            The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Trust Accounts and/or any Trust Account Property simultaneously to each of the Servicer and the Indenture Trustee.

(J)            The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each Financial Asset credited to any Trust Account.

(K)           Each item of property credited to each Trust Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(iii)          The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

Section 5.02          Collections. The Servicer shall remit to the Collection Account (and post such amounts to its records) within two Business Days of receipt and identification of payment (including receipt of proper instructions regarding where to allocate such payment) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Recoveries, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, the Servicer shall not be required to remit such collections on a daily basis, but may retain such collections without segregation and remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Payment Date. In the event that the Servicer is remitting collections on a monthly basis and the Monthly Remittance Condition shall no longer be satisfied, within 14 Business Days after such event (the Servicer shall be permitted to continue monthly remittances during such 14-Business Day period), the Servicer shall resume remitting such collections to the Collection Account within two Business Days after receipt and identification of payment (including proper instructions regarding where to allocate such payment), unless the Servicer shall satisfy the Rating Agency Condition with respect to continuing monthly remittances. For purposes of this Article V the phrase “payments by or on behalf of Obligors” shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Depositor.

Section 5.03          Application of Collections. With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

Section 5.04          [Reserved].

Section 5.05          Additional Deposits. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due. All such deposits shall be made on the Payment Determination Date for the related Collection Period.

Section 5.06          Distributions.

(i)           On or prior to the close of business on each Payment Determination Date, the Servicer shall calculate (A) all amounts required to be deposited in the Note Distribution Account, and (B) all amounts required to be distributed to the Certificateholders.

(ii)           Except as otherwise provided in clause (iii) below, on each Payment Date, the Servicer, based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 hereof, shall instruct the Indenture Trustee to make the following deposits and distributions in the following order of priority, in each case, to the extent of Available Funds, if any, remaining after application thereof pursuant to prior clauses:

(A)           to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer under the Asset Representations Review Agreement and not previously paid by the Servicer, up to a maximum of $150,000 per calendar year;

(B)           to the Note Distribution Account, the Class A Noteholders’ Interest Distributable Amount;

(C)           to the Note Distribution Account, the Noteholders’ First Priority Principal Distributable Amount;

(D)           to the Note Distribution Account, the Class B Noteholders’ Interest Distributable Amount;

(E)           to the Note Distribution Account, the Noteholders’ Second Priority Principal Distributable Amount;

(F)           to the Note Distribution Account, the Class C Noteholders’ Interest Distributable Amount;

(G)           to the Note Distribution Account, the Noteholders’ Third Priority Principal Distributable Amount;

(H)           to the Reserve Account, the amount necessary to reinstate the balance in the Reserve Account up to the Required Reserve Amount;

(I)           to the Note Distribution Account, an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated to the Note Distribution Account pursuant to clauses (C), (E) and (G) above;

(J)           to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer under the Asset Representations Review Agreement but not paid pursuant to clause (A) above; and

(K)           to the Certificateholders, any remaining amounts; provided the Indenture Trustee has not received written instruction from the Certificateholders of 100% percentage interest in the Certificates to redeposit all or a portion of such Available Funds due such Certificateholders into the Collection Account.

The Holders of 100% Percentage Interest of the Certificates will have the right, but not the obligation, in their sole discretion, to instruct the Indenture Trustee in writing on or prior to the close of business on the related Payment Determination Date to retain in the Collection Account all or a portion of distributions otherwise payable to them pursuant to clause (K) above. If the Certificateholders make this election, these amounts will be treated as collections during the then current Collection Period and the Certificateholders will have no claim to such amounts (unless distributed on a subsequent Payment Date pursuant to clause (K) above).

(iii)           In the event Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be distributed in the following order of priority:

(A)           to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, all fees, expenses and indemnities due to each such party in accordance with the terms of the Basic Documents and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(B)           to the Holders of the Class A Notes, pro rata, the aggregate accrued and unpaid interest on each Class of the Class A Notes;

(C)           to the Holders of the Class A-1 Notes, the aggregate Outstanding Amount of the Class A-1 Notes, then to the Holders of the Class A-2 Notes (pro rata between the Class A-2a Notes and the Class A-2b Notes) the aggregate Outstanding Amount of the Class A-2 Notes, then to the Holders of the Class A-3 Notes, the aggregate Outstanding Amount of the Class A-3 Notes, and then to the Holders of the Class A-4 Notes, the aggregate Outstanding Amount of the Class A-4 Notes;

(D)           to the Holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(E)           to the Holders of the Class B Notes, the aggregate Outstanding Amount of the Class B Notes;

(F)           to the Holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(G)           to the Holders of the Class C Notes, the aggregate Outstanding Amount of the Class C Notes; and

(H)           to the Certificateholders, any remaining amounts.

Section 5.07          Reserve Account.

(a)           On the Closing Date, the Indenture Trustee will deposit, on behalf of the Depositor, the Reserve Account Initial Deposit into the Reserve Account.

(b)           If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Required Reserve Amount for such Payment Date, the Servicer, based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 hereof, shall instruct the Indenture Trustee in writing to withdraw such amount from the Reserve Account and apply it as Available Funds for such Payment Date; provided that, amounts withdrawn from the Reserve Account shall only be used in the manner permitted under §246.4(b)(3) of Regulation RR, as determined solely by the Servicer.

(c)           In the event that the Total Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 5.06(ii)(A), (B), (C), (D), (E), (F) and (G) on such Payment Date, the Servicer, based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 hereof, shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Section 5.06(ii). In addition, amounts will be withdrawn from the Reserve Account as provided in Section 8.02(c) and (d) of the Indenture. Amounts withdrawn from the Reserve Account shall only be used in the manner permitted under §246.4(b)(3) of Regulation RR, as determined solely by the Servicer.

(d)           Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06 following payment in full of the Outstanding Amount of the Notes until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, and the final distribution to the Certificateholders, in accordance with the instructions of the Servicer (based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 hereof), the Indenture Trustee shall distribute any remaining funds in the Reserve Account to the Depositor.

Section 5.08          Statements to Noteholders and Certificateholders. On or prior to the close of business on each Payment Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to post on its internet website pursuant to Section 6.06 of the Indenture, the Servicer’s Certificate substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

(a)           the amount of such distribution allocable to principal allocable to each Class of Notes;

(b)           the amount of such distribution allocable to interest allocable to each Class of Notes;

(c)           the Outstanding Amount of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period;

(d)           the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fee and the change in such amount from the prior Payment Date;

(e)           the balance of the Reserve Account on such Payment Determination Date before and after giving effect to deposits and withdrawals to be made on the immediately following Payment Date, if any;

(f)           the amount, if any, distributed to Noteholders and Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

(g)           the Pool Balance as of the close of business on the last day of the related Collection Period, before and after giving effect to payments allocated to principal reported under clause (a) above;

(h)           the Class A Noteholders’ Interest Carryover Shortfall;

(i)           the Class B Noteholders’ Interest Carryover Shortfall;

(j)           the Class C Noteholders’ Interest Carryover Shortfall;

(k)           the number of Receivables purchased by, and the aggregate Purchase Amount paid by, World Omni or the Servicer with respect to the related Collection Period;

(l)           delinquency information relating to the Receivables which has a payment of more than 10% of the applicable scheduled payment that is more than 30, 60, 90 or 120 days delinquent;

(m)           the aggregate amount of Receivables which have become Defaulted Receivables during the preceding Collection Period;

(n)           the amount, if any, distributed to the Certificateholders;

(o)           the Noteholders’ First Priority Principal Distributable Amount;

(p)           the Noteholders’ Second Priority Principal Distributable Amount;

(q)           the Noteholders’ Third Priority Principal Distributable Amount;

(r)           the Noteholders’ Principal Distributable Amount;

(s)           the Overcollateralization Target Amount for the immediately following Payment Date;

(t)           the number and dollar amount of Receivables at the beginning and end of the applicable Collection Period, and the weighted average Contract Rate and weighted average remaining term of the Receivables held by the Trust;

(u)           delinquency and loss information for the applicable Collection Period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(v)           material breaches of pool asset representations and warranties or transaction covenants;

(w)           any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(x)           the Yield Supplement Overcollateralization Amount for the related Payment Date;

(y)           a material change in World Omni or the Depositor’s retained interest in the Notes or Certificates;

(z)           the Interest Rate (including the SOFR Rate or the then-current Benchmark, as applicable) for each Class of Notes for the related Payment Date; and

(aa)          any SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes.

Each amount set forth on the Servicer’s Certificate under clauses (a), (b), (h), (i), (j), (o), (p), (q), and (r) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note. Deliveries pursuant to this Section 5.08 may be delivered by electronic mail.

Upon determination by the Administrator (on behalf of the Issuing Entity) of a Benchmark Replacement or the making of any Benchmark Replacement Conforming Changes, the Administrator shall also cause the Servicer to include any information regarding the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and such Benchmark Replacement Conforming Changes, or SOFR Adjustment Conforming Changes provided by the Administrator (on behalf of the Issuing Entity).

Section 5.09          Net Deposits. As an administrative convenience, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions (including without limitation the Servicing Fee) to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

Section 5.10          Transfer of Certificates. In the event any Certificateholder shall wish to transfer such Certificate, the Depositor shall provide to such Certificateholder and any prospective transferee designated by such Certificateholder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act, pursuant to the exemption from registration provided by Rule 144A.

Article VI
THE DEPOSITOR

Section 6.01          Representations of Depositor. The Depositor makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to acquire and own the Receivables.

(b)           Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(c)           Power and Authority. The Depositor has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity, and the Depositor shall have duly authorized such sale and assignment to the Issuing Entity by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)           Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)           No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement or bylaws of the Depositor; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Depositor’s knowledge, violate any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(f)           No Proceedings. To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which could reasonably be expected to adversely affect the U.S. federal or state income tax attributes of the Notes or the Certificates.

(g)           All Consents. All authorizations, licenses, consents, orders or approvals of, or registrations or declarations with, any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Agreement or any of the Basic Documents to which it is a party and the performance by the Depositor of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Trust, the Noteholders or the Certificateholders.

Section 6.02          Limited Liability Company Existence.

(a)           During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.

(b)           During the term of this Agreement, the Depositor shall observe the applicable legal requirements for the recognition of the Depositor as a legal entity separate and apart from its affiliates, including the following:

(i)           the Depositor shall maintain limited liability company records and books of account separate from those of its affiliates;

(ii)           except as otherwise provided in this Agreement, the Depositor shall not commingle its assets and funds with those of its affiliates;

(iii)           the Depositor shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Depositor’s limited liability company actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and observe all other customary limited liability company formalities (and any successor Depositor not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law); and

(iv)           the Depositor shall at all times hold itself out to the public under the Depositor’s own name as a legal entity separate and distinct from its affiliates.

Section 6.03          Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement:

(a)           The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee and the Servicer and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

(b)           The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any loss, liability or reasonable and documented expense incurred by reason of the Depositor’s willful misconduct, bad faith or negligence (except for errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(c)           The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all reasonable and documented cost and expense, and all other losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misconduct or gross negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misconduct, bad faith or negligence (except for errors in judgment) of the Indenture Trustee or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

(d)           The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination or assignment of this Agreement and the Trust Agreement and shall include reasonable and documented fees and expenses of counsel and expenses of litigation (including without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim, or suit brought) by an indemnified party of any indemnification or other obligation of the Depositor). If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

Notwithstanding anything to the contrary contained in this Agreement or any other document, the obligations of the Depositor under this Section 6.03 and Section 7.5 of the Depositor’s Limited Liability Company Agreement are solely the company obligations of the Depositor and shall be payable by it (x) solely from funds distributed to it in its capacity as Certificateholder available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of this Agreement and (y) only to the extent that it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in preceding clause (x)). In addition, no amount owing by the Depositor hereunder or under Section 7.5 of its Limited Liability Company Agreement in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or under Section 7.5 of the Depositor’s Limited Liability Company Agreement or any other obligation of, or claim against, the Depositor, arising out of or based upon this Section 6.03 or under Section 7.5 of its Limited Liability Company Agreement against any employee, officer, agent, directed or authorized person of the Depositor; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

Section 6.04          Merger or Consolidation of, or Assumption of Obligations of Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(a) or (b) shall have been breached and no Servicer Default in respect of the Depositor under Section 8.01(b) or (c) shall have occurred and be continuing, and no event that, after notice or lapse of time, or both, would become a Servicer Default in respect of the Depositor under Section 8.01(b) or (c) shall have occurred and be continuing, (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, (a) the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above and (b) the Depositor may transfer its rights under this Agreement in accordance with Section 10.04 hereof.

Section 6.05          Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.06          Depositor May Own Notes. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

Section 6.07          Security Interest. During the term of this Agreement, the Depositor will not take any action to assign the security interest in any Financed Vehicle other than pursuant to the Basic Documents.

Article VII
THE SERVICER

Section 7.01          Representations of Servicer. The Servicer makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables from time to time to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

(b)           Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Servicer’s earnings, business affairs or business prospects.

(c)           Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d)           Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)           No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Servicer’s knowledge, violate any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Servicer’s earnings, business affairs or business prospects.

(f)           No Proceedings. To the Servicer’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the U.S. federal or state income tax attributes of the Notes or the Certificates.

(g)           Approvals. All approvals, licenses, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date, except where failure to obtain the same would not have a material adverse effect upon the rights of the Depositor, the Trust, the Noteholders or the Certificateholders.

Section 7.02         Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a)           The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any and all reasonable and documented costs and expenses, and all other losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b)           The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the willful misconduct, bad faith or negligence (except for errors in judgment) of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

For purposes of this Section, in the event of the termination of the rights and obligations of World Omni (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

Indemnification under this section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination or assignment of this Agreement and the Trust Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation (including without limitation any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim, or suit brought) by an indemnified party of any indemnification or other obligation of the Servicer). If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.03          Merger or Consolidation of, or Assumption of Obligations of, Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a)           the entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or the District of Columbia and, if the Servicer is not the surviving entity, such entity shall assume, without the execution or filing of any paper or further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

(b)           the Servicer has delivered to the Owner Trustee and the Indenture Trustee and Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section 7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Rating Agencies, the Owner Trustee, the Depositor and the Indenture Trustee.

Section 7.04          Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

Section 7.05          World Omni Not to Resign as Servicer. Subject to the provisions of Section 7.03, World Omni shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of World Omni shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of World Omni in accordance with Section 8.02.

Article VIII
DEFAULT

Section 8.01          Servicer Default. Any one of the following events shall constitute a default by the Servicer (a “Servicer Default”):

(a)           any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or distribution to the Certificateholders any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b)           failure by the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Depositor (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Depositor (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Depositor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of the Notes evidencing at least a majority of the Outstanding Amount of the Controlling Securities and the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of the percentage interest of the Certificates; or

(c)           the occurrence of an Insolvency Event with respect to the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor.

Notwithstanding the foregoing,  (i) if any delay in or failure of performance referred to in clause (a) above shall have been caused by Force Majeure, the five Business Day grace period referred to in such clause (a) shall be extended for an additional 60 days and (ii) if any delay or failure of performance referred to in clause (b) above shall have been caused by Force Majeure, the 90 day grace period referred to in such clause (b) shall be extended for an additional 60 days. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

So long as the Servicer Default shall not have been remedied or stayed by the application of the above paragraph, either the Indenture Trustee or the Holders of the Notes evidencing at least a majority of the Outstanding Amount of the Controlling Securities, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. Further, in such event, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to the successor Servicer, and as promptly as practicable, the Servicer shall provide to the successor Servicer a current computer tape containing all information from the Receivables Files required for the proper servicing of the Receivables, together with the documentation containing any and all information necessary for the use of the tape. All reasonable and documented costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Depositor who promptly shall provide such notice to the Rating Agencies.

Section 8.02          Appointment of Successor.

(a)           Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of Contracts, as the successor to the Servicer under this Agreement.

(b)           Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. The successor Servicer shall not be liable for any actions or inactions of the predecessor Servicer. Notwithstanding anything to the contrary contained herein or in the Basic Documents, if the Indenture Trustee shall act as Successor Servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, or (iii) to pay any indemnities owed by the Servicer to another party under the Basic Documents (other than those resulting from the actions or inactions of the Indenture Trustee as successor Servicer).

(c)           The successor Servicer may not resign unless it is prohibited from serving as such by law.

Section 8.03          Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Certificateholders and the Depositor who promptly shall provide such notice to the Rating Agencies.

Section 8.04          Waiver of Past Defaults. The Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Securities may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificateholders in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 8.05          Payment of Servicing Fees. If the Servicer shall change, the predecessor Servicer shall be entitled to receive any accrued and unpaid Servicing Fees through the date of such Successor Servicer’s acceptance hereunder in accordance with Section 4.08.

Article IX
TERMINATION

Section 9.01          Optional Purchase of All Receivables.

(a)           On the Payment Date immediately following (and on each Payment Date thereafter) the last day of any Collection Period as of which the then outstanding aggregate Principal Balance of the Receivables is 10% or less of the Aggregate Starting Principal Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables), and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes, all accrued but unpaid interest (including any overdue interest and premium) thereon and all amounts owing by the Issuing Entity to the Asset Representations Reviewer.

(b)           As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)           Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, but not the obligations of, the Indenture Trustee pursuant to this Agreement.

Article X
MISCELLANEOUS

Section 10.01         Amendment.

(a)           This Agreement may be amended by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement (including to further prevent or help avoid the application to the Notes or Certificates of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code) or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Servicer delivered to the Issuing Entity, the Owner Trustee and the Indenture Trustee stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

(b)           This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, the consent of Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Securities (unless (i) the interests of the Noteholders are not affected materially and adversely, as evidenced by an Officer’s Certificate of the Servicer to that effect delivered to the Indenture Trustee by the Depositor or (ii) satisfaction of the Rating Agency Condition) and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of the percentage interest of the Certificates (unless (i) the interests of the Certificateholders are not affected materially and adversely and (ii) an Officer’s Certificate of the Servicer to that effect is delivered to the Owner Trustee by the Depositor) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, (b) change the provisions of this Sale and Servicing Agreement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes or (c) reduce the consent percentages in this sentence, without the consent of the Holders of all outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

(c)           Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Owner Trustee and each of the Rating Agencies.

(d)           It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(e)           Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuing Entity, and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. As determined by the Servicer, to the extent the actions taken in connection with or provisions of such amendment could reasonably be expected to make any financing statement or continuation statement previously filed seriously misleading within the meaning of Section 9-506 of the UCC, the Owner Trustee, on behalf of the Issuing Entity, and the Indenture Trustee shall also be entitled to receive and conclusively rely upon the Opinion of Counsel referred to in Section 10.02(h)(A). Neither the Owner Trustee or the Indenture Trustee shall have any responsibility or liability for such determinations made by the Servicer. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Section 10.02         Protection of Title to Trust.

(a)           The Depositor shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuing Entity and of the Indenture Trustee, on behalf of the Holders, in the Receivables and in the proceeds thereof. The Depositor hereby authorizes the filing of such financing statements and hereby ratifies any such financing statements filed prior to the date hereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)           Each of the Depositor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 15 days’ prior written notice of any relocation of its principal executive office or a change in its jurisdiction of organization if, as a result of such relocation or change in its jurisdiction of organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d)           The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e)           The Servicer shall maintain its computer systems so that, within five (5) Business Days from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold to the Issuing Entity.

(f)           If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuing Entity and has been pledged to the Indenture Trustee.

(g)            Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust.

(h)            The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(A)           promptly after the execution and delivery of this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest other than any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest; and

(B)            on or before March 31, in each calendar year, beginning in 2027, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest other than any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (A)(2) or (B)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

(i)            The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

(j)            The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, prior to any change in the location of the Receivable Files, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee, on behalf of the Holders, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

Section 10.03         Notices. All demands, deliveries, notices, communications and instructions upon or to the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be by facsimile, in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt or by electronic mail (if designated by such party to the other parties) (a) in the case of the Depositor, to World Omni Auto Receivables LLC, 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer, (b) in the case of the Servicer, World Omni Financial Corp., 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer, (c) in the case of the Issuing Entity or the Owner Trustee, at its Corporate Trust Office, Email: jmuller@wilmingtontrust.com, (d) in the case of the Indenture Trustee, at its Corporate Trust Office, Email: christopher.nuxoll@usbank.com, and (e) in the case of the Rating Agencies, to the Depositor who promptly shall post such notice to the website maintained by the Depositor for notifications to nationally recognized statistical rating organizations; or, as to each of the foregoing, at such other address or electronic mail address as shall be designated by written notice to the other parties; provided, that, so long as World Omni is the Servicer, the Servicer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction (including the Servicer’s Certificate) to any Person other than a Noteholder shall be satisfied by the Servicer making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as the Servicer shall designate by written notice to the other parties.

Section 10.04         Assignment by the Depositor or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

Section 10.05         Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuing Entity, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07         Separate Counterparts; Electronic Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that upon the request of the Indenture Trustee, any electronic signature delivered pursuant to this Section 10.07 shall be followed with a manually executed, original counterpart within a reasonable period of time following such request, to the extent such manually executed, original counterpart shall be required by applicable law or a regulatory body having supervisory authority over the Indenture Trustee. The Indenture Trustee and Owner Trustee shall not be liable for, and shall be indemnified and held harmless under the applicable Basic Document against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement, the Basic Documents and any documents or notices delivered to the Indenture Trustee or Owner Trustee pursuant to this Agreement or the related documents, including the risk of the Indenture Trustee or Owner Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section 10.08         Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.09         Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to any otherwise applicable conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.10         Assignment by Issuing Entity. Each of World Omni and the Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the Receivables and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee.

Section 10.11         Nonpetition Covenants.

(a)            Notwithstanding any prior termination of this Agreement, the Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuing Entity under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuing Entity.

(b)            Notwithstanding any prior termination of this Agreement, the Servicer, solely in its capacity as a creditor of the Depositor, shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

(c)            In the event that any Person (other than the Depositor) is deemed, under applicable law by any court or other authority of competent jurisdiction, to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the beneficial interest in the Trust (“other assets”), the parties to this Agreement acknowledge and agree that: (i) such Person’s claim is against the assets of the Trust and the Trust Estate only, (ii) such Person’s claim against any other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (iii) the covenant set forth in the preceding clause (ii) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 10.12         Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)            It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee Bank, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by the Trustee Bank, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the Trustee Bank, individually or personally, to perform any covenant of the Issuing Entity, either expressed or implied, contained herein, all such liability of the Trustee Bank in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Trustee Bank has made no investigation into the accuracy or completeness of any representations or warranties made by the Issuing Entity in this Agreement, and (v) under no circumstances shall the Trustee Bank be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Agreement or any other related documents.

(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by U.S. Bank Trust Company, National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank Trust Company, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, the Indenture Trustee shall be entitled to all rights, privileges, benefits, protections, immunities, and indemnities provided to it under the Indenture.

Section 10.13         Regulation AB. The Depositor and the Servicer acknowledge and agree that the purpose of this Section 10.13 is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer agrees to comply with all reasonable requests made by the Depositor in good faith for delivery of information and shall deliver (and shall cause each of its Reporting Subcontractors to deliver) to the Depositor all information and certifications reasonably required by the Depositor to comply with its Exchange Act reporting obligations, including with respect to any of its predecessors or successors. The obligations of a servicer to provide such information shall survive the removal or termination of such servicer as Servicer hereunder.

Section 10.14         Notices to the Rating Agencies. If World Omni is no longer the Servicer, the successor Servicer shall provide any required Rating Agency notices under this Agreement to the Depositor, who promptly shall provide such notices to the Rating Agencies.

Section 10.15         Independence of the Servicer; No Joint Venture. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Basic Documents or the Issuing Entity, the Servicer shall have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee. Nothing in this Agreement shall (i) make the Servicer, on the one hand, and the Issuing Entity or the Owner Trustee, on the other hand, members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES
TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity
but solely as Owner Trustee

By:
Name:
Title:

WORLD OMNI AUTO RECEIVABLES LLC,
as Depositor

By:
Name:
Title:

WORLD OMNI FINANCIAL CORP., as Servicer,
and, with respect to Sections 3.01 and 3.02,
individually

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Account Bank

By:
Name:
Title:

Acknowledged and agreed to as of the day
and year first above written:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Indenture Trustee

By:
Name:
Title:

SCHEDULE A

Schedule of Receivables

Documents on file at:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Sch. A

SCHEDULE B

Location of Receivable Files

World Omni Financial Corp.
6150 Omni Park Drive
Mobile, AL 36609

VRC – Vital Records Control

551 Western Drive

Mobile, Alabama 36607

RouteOne LLC

31500 Northwestern Hwy Ste 200

Farmington Hills, MI 48334

NTT provides managed hosting provider services to RouteOne LLC as NTT Ltd., and therefore Receivable Files may be also located at the following NTT locations: 4000 Town Center Suite 200, Southfield, Michigan 48075, 7135 S Decatur Blvd, Las Vegas, Nevada 89118, and 44675 Helm Ct, Plymouth, Michigan 48170.

RouteOne LLC also stores Receivable Files via RouteOne eVault storage, which is cloud hosted by Amazon Web Services (AWS) in the AWS US East (Northern Virginia) Region as a primary location and AWS US East (Ohio) Region as a disaster recovery location.

Sch. B

EXHIBIT A

Form of Distribution Statement to Noteholders

World Omni Financial Corp.

World Omni Auto Receivables Trust 2026-C Payment Date Statement to Noteholders

Total Available Funds

Class A-1 Notes: Class A-2a Notes: Class A-2b Notes: Class A-3 Notes: Class A-4 Notes: Class B Notes: Class C Notes:	($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)
($_______ per $1,000 original principal amount)

Outstanding Amount Class A-1 Notes Class A-2a Notes Class A-2b Notes Class A-3 Notes Class A-4 Notes Class B Notes Class C Notes

Note Pool Factor Class A-1 Notes Class A-2a Notes Class A-2b Notes Class A-3 Notes Class A-4 Notes Class B Notes Class C Notes

Servicing Fee Servicing Fee Per $1,000 Note

Reserve Account Balance

Ex. A

EXHIBIT B

Form of Servicer’s Certificate

World Omni Financial Corp.

World Omni Auto Receivables Trust 2026-C Monthly Servicer’s Certificate

World Omni Auto Receivables Trust 2026-C
Monthly Servicer Certificate
mm/dd/yyyy

Dates Covered
Collections Period
Interest Accrual Period
30/360 Days
Actual/360 Days
Distribution Date

Collateral Pool Balance Data	$ Amount	# of Accounts
Pool Balance at mm/dd/yy
Yield Supplement Overcollateralization Amount at mm/dd/yy
Receivables Balance at mm/dd/yy
Principal Payments
Defaulted Receivables
Repurchased Accounts
Yield Supplement Overcollateralization Amount at mm/dd/yy
Pool Balance at mm/dd/yy

Pool Statistics	$ Amount	# of Accounts
Pool Factor
Prepayment ABS Speed
Aggregate Starting Principal Balance
Pre-Funding Contracts added mm/dd/yy

Delinquent Receivables:
Past Due 31-60 days
Past Due 61-90 days
Past Due 91-120 days
Past Due 121 + days
Total

Ex. B-1

Total 31+ Delinquent as % Ending Pool Balance
Total 61+ Delinquent as % Ending Pool Balance
Delinquency Trigger Occurred		[Yes/No]

Recoveries

Aggregate Net Losses/(Gains) - mm/yyyy
Ratio of Net Loss to the Receivables Balance as of beginning of Collection period (Annualized)
Current Net Loss Ratio
Prior Period Net Loss Ratio
Second Prior Period Net Loss Ratio
Third Prior Period Net Loss Ratio
Four Month Average

Cumulative Net Loss as a % of Aggregate Starting Principal Balance

Overcollateralization Target Amount
Actual Overcollateralization
Weighted Average Contract Rate
Weighted Average Contract Rate, Yield Adjusted
Weighted Average Remaining Term

Flow of Funds	$ Amount

Collections
Investment Earnings on Cash Accounts
Servicing Fee
Transfer to Collection Account
Available Funds

Distributions of Available Funds
(1) Asset Representation Reviewer Amounts (up to $150,000 per calendar year)
(2) Class A Interest
(3) Noteholders’ First Priority Principal Distributable Amount
(4) Class B Interest
(5) Noteholders’ Second Priority Principal Distributable Amount
(6) Class C Interest
(7) Noteholders’ Third Priority Principal Distributable Amount
(8) Required Reserve Amount

Ex. B-2

(9) Noteholders’ Principal Distributable Amount
(10) Asset Representation Reviewer Amounts (in excess of 1)
(11) Distribution to Certificateholders

Total Distributions of Available Funds

Servicing Fee
Unpaid Servicing Fee
Change in amount of Unpaid Servicing Fee from the prior period

Note Balances & Note Factors	$ Amount

Original Class A
Original Class B
Original Class C

Total Class A, B & C
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy

Class A-1
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-2a
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-2b
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Ex. B-3

Class A-3
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-4
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class B
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class C
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Interest & Principal Payments	$ Amount

Total Interest Paid
Total Principal Paid
Total Paid

Class A-1
Coupon
Interest Paid
Principal Paid
Total Paid to A-1 Holders

Class A-2a
Coupon
Interest Paid
Principal Paid
Total Paid to A-2a Holders

Ex. B-4

Class A-2b
SOFR Rate
Coupon
Interest Paid
Principal Paid
Total Paid to A-2b Holders
Class A-3
Coupon
Interest Paid
Principal Paid
Total Paid to A-3 Holders

Class A-4
Coupon
Interest Paid
Principal Paid
Total Paid to A-4 Holders

Class B
Coupon
Interest Paid
Principal Paid
Total Paid to B Holders

Class C
Coupon
Interest Paid
Principal Paid
Total Paid to C Holders

Distribution per $1,000 of Notes

Total Interest Distribution Amount
Total Interest Carryover Shortfall
Total Principal Distribution Amount
Total Distribution Amount

Ex. B-5

Total
A-1 Interest Distribution Amount
A-1 Interest Carryover Shortfall
A-1 Principal Distribution Amount
Total A-1 Distribution Amount

A-2a Interest Distribution Amount
A-2a Interest Carryover Shortfall
A-2a Principal Distribution Amount
Total A-2a Distribution Amount

A-2b Interest Distribution Amount
A-2b Interest Carryover Shortfall
A-2b Principal Distribution Amount
Total A-2b Distribution Amount

A-3 Interest Distribution Amount
A-3 Interest Carryover Shortfall
A-3 Principal Distribution Amount
Total A-3 Distribution Amount

A-4 Interest Distribution Amount
A-4 Interest Carryover Shortfall
A-4 Principal Distribution Amount
Total A-4 Distribution Amount

B Interest Distribution Amount
B Interest Carryover Shortfall
B Principal Distribution Amount
Total B Distribution Amount

C Interest Distribution Amount
C Interest Carryover Shortfall
C Principal Distribution Amount
Total C Distribution Amount

Noteholders’ First Priority Principal Distributable Amount
Noteholders’ Second Priority Principal Distributable Amount
Noteholders’ Third Priority Principal Distributable Amount
Noteholders’ Principal Distributable Amount

Ex. B-6

Account Balances	$ Amount

Reserve Account
Balance as of mm/dd/yy
Investment Earnings
Investment Earnings paid
Deposit (Withdrawal)
Balance as of mm/dd/yy
Change
Required Reserve Amount

Ex. B-7

EXHIBIT C

Form of SSA Assignment

As of August 26, 2026, for value received, in accordance with the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), among World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), World Omni Auto Receivables Trust 2026-C (the “Issuing Entity”), World Omni Financial Corp., a Florida corporation (the “Servicer”), and U.S. Bank National Association, as Account Bank, as acknowledged and accepted by U.S. Bank Trust Company, National Association, as Indenture Trustee, the Depositor does hereby sell, assign, transfer and otherwise convey unto the Issuing Entity, without recourse, all right, title and interest of the Depositor in, to and under (a) the Receivables identified on the Schedule of Receivables attached hereto having an Aggregate Starting Principal Balance of $1,084,440,413.63 and all monies received thereon and in respect thereof after the Cutoff Date; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Receivables and any other interest of the Depositor in such Financed Vehicles; (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured an Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Issuing Entity; (e) all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts, including the Reserve Account, from time to time, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (f) the Receivables Purchase Agreement; (g) all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and (h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Receivables, the agreements with Dealers, any insurance policies or any agreement or instrument relating to any of them.

This SSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

* * * * *

Ex. C-1

IN WITNESS WHEREOF, the undersigned has caused this SSA Assignment to be duly executed as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES LLC

By:
Name:
Title:

Ex. C-2

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

“Account Bank” means U.S. Bank National Association, a national banking association, or the Eligible Institution or Eligible Trust Account Institution which then holds the Trust Accounts.

“Accredited Investor” has the meaning assigned in Section 2.04(e) of the Indenture.

“Act of the Noteholders” has the meaning specified in Section 11.03(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuing Entity, the Depositor and the Indenture Trustee, as amended from time to time.

“Administrator” means World Omni, or any successor Administrator under the Administration Agreement.

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by World Omni.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Starting Principal Balance” means as of any date of determination, the aggregate of the Starting Principal Balances of the Receivables as of the Cutoff Date, which is equal to the Initial Aggregate Starting Principal Balance.

“Amount Financed” means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle, warranty or insurance premium and any related costs.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the annual rate of finance charges stated in the related Contract or then applicable to such Receivable.

App. A-1

“Applicable Anti-Money Laundering Law” means, laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including the Customer Identification Program requirements established under the USA PATRIOT ACT and the Financial Crimes Enforcement Network’s (FinCEN) customer due diligence requirements.

“Asset Representations Review Agreement” shall mean the Asset Representations Review Agreement, dated as of the Closing Date, among World Omni, as servicer and administrator, the Issuing Entity and the Asset Representations Reviewer, as amended from time to time.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, as asset representations reviewer under the Asset Representations Review Agreement, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Assignment” shall mean any RPA Assignment or SSA Assignment.

“Authorized Officer” means, with respect to the Owner Trustee, any officer of the Owner Trustee or other Person who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity (including any agent of the Owner Trustee acting under a power of attorney) and, with respect to the Issuing Entity, any Authorized Officer of the Owner Trustee acting as an agent of the Owner Trustee, or so long as the Administration Agreement is in effect, the president, any vice president, treasurer, assistant treasurer, secretary or assistant secretary of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, with respect to any Payment Date, (1) the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Payment Date: (a) all collections on Receivables, (b) all Recoveries, (c) the Purchase Amount of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period, (d) partial prepayments relating to refunds of warranty or insurance financed by the respective Obligor thereon as part of the original contract and only to the extent not included under clause (a) above, (e) Investment Earnings for such Payment Date, (f) any Collection Account Redeposits for such Payment Date, (g) all amounts received from the Indenture Trustee pursuant to Section 5.04 of the Indenture minus (2) the Servicing Fee and other amounts payable to the Servicer pursuant to Section 4.08 of the Sale and Servicing Agreement for such Payment Date (unless the Servicer elects to defer part or all of such fee); provided, however, that in calculating Available Funds all payments and proceeds of any Purchased Receivables the Purchase Amount of which has been included in Available Funds in a prior Collection Period shall be excluded. Available Funds for each Payment Date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees. Amounts withdrawn from the Reserve Account may not be used to pay the Servicing Fee or any other fees and expenses of the Servicer for so long as World Omni or an Affiliate of World Omni is the Servicer.

App. A-2

“Basic Documents” means the Indenture, the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement, the Note Depository Agreement, the Asset Representations Review Agreement and other documents and certificates delivered in connection therewith.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuing Entity) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuing Entity) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

App. A-3

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

App. A-4

“Book-Entry Notes” means, to the extent they are not Definitive Notes, a beneficial interest in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of Florida, the State of New York, the State of Delaware, the states in which the servicing offices of the Servicer are located or the states in which the Corporate Trust Offices are located are required or authorized by law, regulation or executive order to be closed.

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

“Certificateholder” shall mean a Person in whose name a Trust Certificate is registered in the Certificate Register.

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Certificates” means the Trust Certificates issued by the Issuing Entity pursuant to the Trust Agreement in form and substance attached as Exhibit A thereto.

“Class” means any one of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Class A Notes for the related Interest Accrual Period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on each Class of Class A Notes at the respective Interest Rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest due on these Classes of notes on each Payment Date will be the product of:

•	the Outstanding Principal Balance of the related Class of Notes;

App. A-5

•	the related Interest Rate; and

•	30 (or, in the case of the initial Payment Date, 19) divided by 360.

Interest with respect to the Class A-1 Notes and the Class A-2b Notes shall be computed on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. The interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the Outstanding Principal Balance of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related Interest Rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, since the Closing Date) to but excluding the current Payment Date divided by 360.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the August 2027 Payment Date.

“Class A-1 Interest Rate” means 3.908% per annum computed on the basis of the actual number of days elapsed and on a 360 day year.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the Class A-1 3.908% Asset-Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

“Class A-2 Final Scheduled Payment Date” means the November 2029 Payment Date.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the Class A-2a Notes and the Class A-2b Notes.

“Class A-2a Interest Rate” means 4.27% per annum computed on the basis of a 360 day year of twelve 30 day months.

“Class A-2a Noteholder” means the Person in whose name a Class A-2a Note is registered in the Note Register.

App. A-6

“Class A-2a Notes” means the Class A-2a 4.27% Asset-Backed Notes, substantially in the form of Exhibit A-2a to the Indenture.

“Class A-2b Interest Rate” means with respect to any Payment Date, the SOFR Rate for the related Payment Date plus 0.31% per annum (computed on the basis of the actual number of days elapsed and on a 360 day year); provided, that for any Interest Accrual Period for which the sum of the SOFR Rate plus 0.31% is less than 0.00%, the Class A-2b Interest Rate shall be deemed to be 0.00%. Upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the Class A-2b Interest Rate shall be as determined by the Administrator (on behalf of the Issuing Entity) in accordance with the terms of the Indenture.

“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered in the Note Register.

“Class A-2b Notes” means the Class A-2b Floating Rate Asset-Backed Notes, substantially in the form of Exhibit A-2b to the Indenture.

“Class A-3 Final Scheduled Payment Date” means the October 2031 Payment Date.

“Class A-3 Interest Rate” means 4.60% per annum computed on the basis of a 360 day year of twelve 30 day months.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the Class A-3 4.60% Asset-Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-4 Final Scheduled Payment Date” means the November 2032 Payment Date.

“Class A-4 Interest Rate” means 4.68% per annum computed on the basis of a 360 day year of twelve 30 day months.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means the Class A-4 4.68% Asset-Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

“Class B Final Scheduled Payment Date” means the November 2032 Payment Date.

“Class B Interest Rate” means 4.80% per annum computed on the basis of a 360 day year of twelve 30 day months.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

App. A-7

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by the Class B Notes for the related Interest Accrual Period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on the Class B Notes at the Interest Rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest due on the Class B Notes on each Payment Date will be the product of:

•	the Outstanding Principal Balance of the Class B Notes;

•	the Class B Interest Rate; and

•	30 (or, in the case of the initial Payment Date, 19) divided by 360.

“Class B Notes” means the Class B 4.80% Asset-Backed Notes substantially in the form of Exhibit B to the Indenture.

“Class C Final Scheduled Payment Date” means the October 2033 Payment Date.

“Class C Interest Rate” means 4.95% per annum computed on the basis of a 360 day year of twelve 30 day months.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by the Class C Notes for the related Interest Accrual Period.

App. A-8

“Class C Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Class C Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on the Class C Notes at the interest rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Class C Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest due on the Class C Notes on each Payment Date will be the product of:

•	the Outstanding Principal Balance of the Class C Notes;

•	the Class C Interest Rate; and

•	30 (or, in the case of the initial Payment Date, 19) divided by 360.

“Class C Notes” means the Class C 4.95% Asset-Backed Notes substantially in the form of Exhibit C to the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” shall mean August 26, 2026.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Code of Ethics for Arbitrators in Commercial Disputes” means The Code of Ethics for Arbitrators in Commercial Disputes of 1977, as revised in 2003, and otherwise revised, modified, amended or supplemented from time to time.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement.

“Collection Account Redeposits” means, with respect to any Payment Date, amounts that would have been distributed to the Certificateholders on the immediately preceding Payment Date but for the direction of the Certificateholders causing such amounts to remain on deposit in the Collection Account.

App. A-9

“Collection Period” means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from but excluding the Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Payment Date.

“Collections” shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

“Commission” means the U.S. Securities and Exchange Commission.

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Contract” means a motor vehicle retail installment sale contract.

“Contract Rate” means, with respect to a Receivable, the rate of interest stated in the related Contract or then applicable to such Receivable.

“Controlling Party” shall mean a senior or executive officer or senior manager or any other individual who regularly performs similar functions; including any individual who performs such function indirectly through a Person that beneficially owns or controls the Certificateholders or Administrator.

“Controlling Securities” means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding and (iii) after the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding.

“Corporate Trust Office” means:

(a)            with respect to the Indenture Trustee, (i) solely for purposes of registration, transfer or exchange of the Notes, 111 East Fillmore Avenue, EP-MN-WS2N, St. Paul, Minnesota 55107, Attention: Bondholder Services and (ii) for all other purposes, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Corporate Trust Services, WOART 2026-C, or at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuing Entity; and

App. A-10

(b)            with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration – WOART 2026-C, jmuller@WilmingtonTrust.com, or at such other address or electronic mail address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address or electronic mail address designated by such successor Owner Trustee by notice to the Certificateholders and the Depositor.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cutoff Date” means the close of business on July 9, 2026.

“Dealer” means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to World Omni under an existing agreement between such dealer and World Omni.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable as to which (a) more than a specified amount (which, as of the date of the Final Prospectus, is 10% of the applicable scheduled payment, but such amount may change from time to time as provided in World Omni’s servicing policies and procedures (but in any case will not exceed 15% of the applicable scheduled payment)) of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the Servicer has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining Principal Balance. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Definitive Notes” has the meaning specified in Section 2.11 of the Indenture.

“Delinquency Percentage” means, for each Payment Date and the related Collection Period, the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all Delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent to (ii) the aggregate Principal Balance of the Receivables, in each case, as of the last day of the related Collection Period, after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, and after reduction to zero of the aggregate outstanding Principal Balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

App. A-11

“Delinquency Trigger” means 4.70%.

“Delinquent Receivable” means a Receivable as to which more than a specified amount (which, as of the date of the Final Prospectus, is 10% of the applicable scheduled payment, but such amount may change from time to time as provided by World Omni’s servicing policies and procedures (but in any case will not exceed 15% of the applicable scheduled payment)) of a scheduled payment is past due, including a Receivable with a bankrupt Obligor but excluding a Defaulted Receivable.

“Delivery” when used with respect to Trust Account Property means:

(a)            with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a “custodian bank” (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

App. A-12

(b)            with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the financial intermediary’s Participant’s securities account; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee’s securities account or custodian’s securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c)            with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

“Depositor” means World Omni Auto Receivables LLC, a Delaware limited liability company, or its successors, in its capacity as Depositor under certain of the Basic Documents.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with an Eligible Trust Account Institution.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.

App. A-13

“Eligible Investments” shall mean any of the following in each case with a required maturity date as set forth in Section 5.01(b) of the Sale and Servicing Agreement:

(a)            (i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, Fannie Mae or any State then rated with the highest available credit rating of Fitch (if rated by Fitch) and S&P, or such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Notes;

(b)            money market deposit accounts, deposit accounts, certificates of deposit, demand or time deposits, savings deposits, bankers acceptances, or federal funds, in each case as defined in Regulation D of the Board of Governors of the Federal Reserve System and issued by or sold by or offered by, any domestic office of any commercial bank or any depository institution or trust company (including the Indenture Trustee, the Account Bank or the Owner Trustee or their successors) incorporated or organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 and the deposits of which are insured by the FDIC to the full extent legally permitted, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company is an Eligible Institution (or has a rating on commercial paper or other short term unsecured debt obligations of F1 by Fitch so long as Fitch is a Rating Agency) or as to which the Rating Agency Condition is satisfied;

(c)            repurchase obligations held by the Indenture Trustee or Account Bank with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee or Account Bank) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee, Account Bank or Owner Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Trust shall exceed 10% of either the Pool Balance or the aggregate unpaid balance or face amount, as the case may be, of all Eligible Investments held by the Indenture Trustee (or the Account Bank on its behalf) on behalf of the Trust;

(d)            securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment, either the long-term, unsecured debt of such corporation has the highest available credit rating from Fitch and S&P, or the Rating Agency Condition has been satisfied, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that the securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Trust to exceed 10% of either the Pool Balance or the aggregate unpaid principal balance or face amount, as the case may be, of all Eligible Investments held by the Indenture Trustee (or the Account Bank on its behalf) on behalf of the Trust;

App. A-14

(e)            interest in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940 and (ii) acceptable to each Rating Agency (for which the Rating Agency Condition has been satisfied) as collateral for securities having ratings equivalent to the ratings of the Notes;

(f)            guaranteed reinvestment agreements issued by any bank, insurance company or other corporation, so long as at the time of such investment or contractual commitment providing for such investment either such bank, insurance company or other corporation is an Eligible Institution (or has a rating on commercial paper or other short term unsecured debt obligations of F1 by Fitch so long as Fitch is a Rating Agency) or as to which the Rating Agency Condition is satisfied;

(g)            investments in Eligible Investments maintained in “sweep accounts,” short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the FDIC, the short-term debt of which has the highest available credit rating of Fitch and S&P;

(h)            guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

(i)            funds classified as money market funds; provided, however, that the fund shall be rated with the highest available credit rating of Fitch (if rated by Fitch or, if not rated by Fitch, an equivalent rating by Moody’s Investors Service, Inc.) and S&P, and redemptions shall be permitted on a daily or next business day basis;

App. A-15

(j)            auction rate securities issued with a rate reset mechanism and a maximum term of 30 days; provided that investment will be limited to those issuers having the AAA credit rating of Fitch and S&P;

(k)            such other investments for which the Rating Agency Condition has been satisfied; and

(l)            for the purposes of funds held in the Reserve Account only, in addition to the above requirements, such funds may only be invested in Eligible Investments meeting the requirements of §246.4(b)(2) of Regulation RR, as determined solely by the Servicer.

Notwithstanding anything to the contrary contained in the foregoing definition:

(a)            no Eligible Investment may be repurchased at a premium;

(b)            any of the foregoing which constitutes a certificated security shall not be considered an Eligible Investment unless:

(i)            in the case of a certificated security that is in bearer form, (A) the Indenture Trustee or a designee on its behalf acquires physical possession of such certificated security, or (B) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee or on behalf of a designee that is acting on behalf of the Indenture Trustee; and

(ii)            in the case of a certificated security that is in registered form (A)(1) the Indenture Trustee or a designee on its behalf acquires physical possession of such certificated security, (2) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee or on behalf of a designee that is acting on behalf of the Indenture Trustee, or (3) a securities intermediary acting on behalf of the Indenture Trustee or on behalf of a designee that is acting on behalf of the Indenture Trustee acquires possession of such certificated security and such certificated security has been specially endorsed to the Indenture Trustee, and (B) (1) such certificated security is endorsed to the Indenture Trustee, the Account Bank or in blank by an effective endorsement, or (2) such certificated security is registered in the name of the Indenture Trustee;

(c)            any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless (A) the Indenture Trustee or a designee on its behalf is registered by the issuer as the owner thereof, (B) a person, other than a securities intermediary, becomes the registered owner of such uncertificated security on behalf of the Indenture Trustee or on behalf of a designee that is acting on behalf of the Indenture Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee or its designee without further consent by any registered owner of such uncertificated security;

(d)            any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless (A) the Indenture Trustee or a designee acting on its behalf becomes the entitlement holder thereof, or (B) the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee or a designee acting on its behalf without further consent by the entitlement holder;

App. A-16

(e)            any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee or a designee acting on its behalf (A) has given value, and (B) does not have notice of an adverse claim; and

(f)            for the purposes of funds held in the Collection Account only, investments which would otherwise qualify as Eligible Investments but for the fact that such investments are rated A-1 by S&P shall be Eligible Investments, so long as the aggregate amount of such investments does not exceed 10% of the Outstanding Amount of the Notes.

“Eligible Trust Account Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers, so long as such depository institution has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each Rating Agency. So long as such institution qualifies, the Eligible Trust Account Institution may be the Owner Trustee, the Indenture Trustee, the Account Bank or any of their respective affiliates.

“ERISA” shall have the meaning assigned thereto in Section 3.04 of the Trust Agreement.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such company; and with respect to any partnership, any general partner thereof.

“Expenses” shall have the meaning assigned to such term in Section 8.02 of the Trust Agreement.

“FATCA” means Sections 1471 through 1474 of the Code.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements (including any intergovernmental agreements) thereunder or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Prospectus” shall mean the prospectus dated August 18, 2026, relating to the Notes.

App. A-17

“Final Scheduled Payment Date” means (i) with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) with respect to the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) with respect to the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, (v) with respect to the Class B Notes, the Class B Final Scheduled Payment Date and (vi) with respect to the Class C Notes, the Class C Final Scheduled Payment Date.

“Financed Vehicle” means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Financial Asset” has the meaning given such term in Revised Article 8. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such Security Entitlement has the rights and property interest specified in the New York UCC.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Force Majeure” means any delay or failure in performance caused by acts beyond the Servicer’s, the Indenture Trustee’s or the Issuing Entity’s, as applicable, control, including acts of God, terrorism, war, vandalism, sabotage, ransomware, accidents, fires, floods, hurricanes, tornados, civil unrest, strikes, labor disputes, mechanical or electronic breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, interruption of utility services, epidemics or pandemics, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Indemnified Parties” shall have the meaning assigned to such term in Section 8.02 of the Trust Agreement.

App. A-18

“Indenture” shall mean the Indenture, dated as of the Closing Date, among the Trust, the Indenture Trustee and the Account Bank, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Initial Aggregate Starting Principal Balance” means $1,084,440,413.63.

“Initial Trust Agreement” shall have the meaning assigned to such term in Section 2.12 of the Trust Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Accrual Period” means, with respect to any Payment Date, (i) for the Class A-1 Notes and the Class A-2b Notes, the period from and including the previous Payment Date (or, in the case of the initial Payment Date, the Closing Date) to, but excluding, the current Payment Date and (ii) for the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of the preceding calendar month (or, in the case of the initial Payment Date, the Closing Date) to, but excluding, the 15th day of the current calendar month.

App. A-19

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, as applicable.

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 5.01(b) of the Sale and Servicing Agreement.

“Investment Letter” has the meaning assigned in Section 2.04(a) of the Indenture.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuing Entity” means World Omni Auto Receivables Trust 2026-C until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuing Entity Order” or “Issuing Entity Request” means a written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Monthly Remittance Condition” means each of the following conditions has been satisfied: (i) World Omni is the Servicer, (ii) no Servicer Default shall have occurred and is continuing, and (iii) World Omni’s unsecured debt obligations rating by each Rating Agency is acceptable to such Rating Agency.

App. A-20

“Note Depository Agreement” means the letter of representations, dated as of the Closing Date, between the Issuing Entity and The Depository Trust Company, as the initial Clearing Agency.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Sale and Servicing Agreement.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original Outstanding Amount of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.05 of the Indenture.

“Noteholder FATCA Information” means, with respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means, with respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

“Noteholders” shall mean the holders of the Notes.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Interest Distributable Amount, the Class B Noteholders’ Interest Distributable Amount and the Class C Noteholders’ Interest Distributable Amount for such Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the Outstanding Amount of the Notes as of the day immediately preceding that Payment Date over (b) the Pool Balance for that Payment Date minus the Overcollateralization Target Amount for that Payment Date, provided that on the Final Scheduled Payment Date of any Class of Notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate Principal Balance of such Class of Notes to zero.

App. A-21

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Noteholders’ Third Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount and the Noteholders’ Second Priority Principal Distributable Amount.

“Notes” means Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means in the case of (i) the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity), and (ii) World Omni, the Depositor or the Servicer, a certificate signed by the president, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of World Omni, the Depositor or the Servicer, as appropriate.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuing Entity and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)            Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

App. A-22

(b)            Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to the Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

(c)            Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any Payment Date, an amount equal to 0.90% of the aggregate Principal Balance of the Receivables as of the end of the related Collection Period less the Yield Supplement Overcollateralization Amount as of the last day of the related Collection Period, but not less than the result of 0.50% of the Aggregate Starting Principal Balance of the Receivables minus the Yield Supplement Overcollateralization Amount as of the Closing Date.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

“Owner Trustee” shall mean Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuing Entity.

App. A-23

“Payment Date” means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

“Payment Determination Date” means, with respect to any Payment Date, one (1) Business Day immediately preceding such Payment Date.

“Percentage Interest” shall mean, with respect to each Trust Certificate, the percentage beneficial interest in the Trust represented by such Trust Certificate.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Personally Identifiable Information” means information in any format about an identifiable individual, including name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Plan” shall have the meaning assigned to such term in Section 3.04 of the Trust Agreement.

“Pool Balance” means, as of any Payment Date, the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period less the Yield Supplement Overcollateralization Amount as of such day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be, and after reduction to zero of the aggregate outstanding Principal Balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method; (ii) refunds of any warranty or insurance financed on the original Contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

App. A-24

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Amount” means, with respect to a Receivable, the amount, as of the close of business on the last day of the Collection Period as of which that Receivable is purchased, required to prepay in full that Receivable under the terms thereof including accrued and unpaid interest to such last day.

“Purchase Date” has the meaning assigned to such term in Section 2.01 of the Receivables Purchase Agreement.

“Purchase Price” has the meaning assigned to such term in Section 2.02 of the Receivables Purchase Agreement.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.02 or Section 4.07 of the Sale and Servicing Agreement or by World Omni pursuant to Section 3.02(b) of the Sale and Servicing Agreement.

“Rating Agencies” means, for so long as such organization is rating a Class of Notes, Fitch and S&P or, if none of such organizations or successors is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency then rating a Class of Notes shall have received 5 Business Days’ (or such shorter period as shall be acceptable to each Rating Agency) prior written notice and shall not have notified the Depositor that such action will result in a downgrade of the then current rating on any Notes.

“Receivable” means any Contract listed on the Schedule of Receivables attached to an Assignment (which Schedule may be in the form of microfiche), as such Schedule may be amended from time to time.

“Receivable Files” means the documents specified in Section 3.03 of the Sale and Servicing Agreement.

“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of the Closing Date, between World Omni, as seller, and World Omni Auto Receivables LLC, as purchaser, as amended from time to time.

“Record Date” means, with respect to a Payment Date or Redemption Date, and (i) any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date or (ii) any Definitive Notes, the Payment Date in the preceding month.

App. A-25

“Recoveries” means, with respect to any Defaulted Receivable and any Collection Period, monies collected in respect thereof, from whatever source, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Depositor or the Issuing Entity pursuant to Section 10.01 of the Indenture.

“Redemption Price” means, in connection with a redemption of the Notes pursuant to Section 10.01 of the Indenture, with respect to any Note, an amount equal to the unpaid principal amount of such Note plus accrued and unpaid interest thereon to but excluding the Redemption Date.

“Reference Time” shall mean, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57, 184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR or Credit Risk Retention Rules” means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Reporting Officer” means, with respect to the Owner Trustee, any officer, employee or other person within the Corporate Trust Office of the Owner Trustee having direct responsibility for the administration of the Trust Agreement.

“Reporting Subcontractor” shall mean with respect to any Person, any Subcontractor for such Person that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

App. A-26

“Repurchase Event” shall have the meaning specified in Section 6.02 of the Receivables Purchase Agreement.

“Repurchase Request” has the meaning specified in Section 3.02(c)(i) of the Sale and Servicing Agreement.

“Repurchase Rules and Regulations” shall have the meaning specified in Section 6.14 of the Indenture.

“Requesting Party” has the meaning specified in Section 3.02(c)(i) of the Sale and Servicing Agreement.

“Required Rate” means, (i) with respect to the Cutoff Date, and any Collection Period and the related Payment Date on or prior to the date on which the Outstanding Amount of the Class A-2 Notes is paid in full, 8.60% per annum, and (ii) with respect to any Collection Period and the related Payment Date after the date on which the Outstanding Amount of the Class A-2 Notes is paid in full, 8.35% per annum, or, in each case, such other percentage approved by the Rating Agencies.

“Required Rating” means a rating on commercial paper or other short term unsecured debt obligations of F1 by Fitch so long as Fitch is a Rating Agency and A-1+ by S&P so long as S&P is a Rating Agency; and any requirement that deposits or debt obligations have the “Required Rating” shall mean that such deposits or debt obligations have the foregoing required ratings from Fitch and S&P.

“Required Reserve Amount” means, with respect to any Payment Date, 0.25% of the difference of the Aggregate Starting Principal Balance less the Yield Supplement Overcollateralization Amount as of the Cutoff Date.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(iii) and Section 5.07 of the Sale and Servicing Agreement.

“Reserve Account Initial Deposit” means cash or Eligible Investments having a value of $2,527,719.95.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Notes” has the meaning designated in Section 2.16(a) of the Indenture.

“Retained Notes” means [reserved].

App. A-27

“Review” means a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Delinquent Receivables that have been Delinquent Receivables for 60 days or more as of the last day of the preceding Collection Period to determine whether such Delinquent Receivables satisfy the representations and warranties set forth in Section 3.01(a) of the Sale and Servicing Agreement, each as of the date as specified in Section 3.01(a) of the Sale and Servicing Agreement.

“Review Notice” means the notice from the Indenture Trustee to the Asset Representations Reviewer, the Issuing Entity and the Servicer pursuant to Section 7.05(c) of the Indenture notifying the Asset Representations Reviewer that the Noteholders have requested a Review.

“Review Receivable” has the meaning designated in Section 1.02 of the Asset Representations Review Agreement.

“Review Report” has the meaning designated in Section 3.04 of the Asset Representations Review Agreement.

“RPA Assignment” has the meaning designated in Section 2.01 of the Receivables Purchase Agreement.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, among the Issuing Entity, the Depositor, World Omni, as Servicer, and the Account Bank, as amended from time to time.

“Schedule of Receivables” shall mean the schedule attached to the RPA Assignment or the SSA Assignment specifying the Receivables being transferred, as such Schedule may be amended from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any transaction effected after the Closing Date involving an issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.

“Servicer” means World Omni, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

“Servicer Default” means an event specified in Section 8.01 of the Sale and Servicing Agreement.

“Servicer’s Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09 of the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

App. A-28

“Servicing Fee” means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08 of the Sale and Servicing Agreement.

“Servicing Fee Rate” means 1.00% per annum.

“Similar Law” has the meaning assigned to such term in Section 3.04 of the Trust Agreement.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“SOFR Adjustment Date” shall mean the second U.S. Government Securities Business Day before the first day of such Interest Accrual Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” shall mean the rate that will be determined by the Administrator for each Interest Accrual Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided in the Indenture following a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator (on behalf of the Issuing Entity) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

App. A-29

“Sponsor” means World Omni Financial Corp., a Florida corporation, or its successors.

“SSA Assignment” has the meaning assigned in Section 2.01 of the Sale and Servicing Agreement.

“S&P” means S&P Global Ratings, a division of S&P Global, or its successor.

“Starting Principal Balance” means with respect to a Receivable, the aggregate principal amount advanced under such Receivable toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a Receivable and related costs, less payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable to principal.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Subcontractor” shall mean any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or the Indenture Trustee.

“Successor Servicer” has the meaning specified in Section 3.07(e) of the Indenture.

“Supplemental Servicing Fees” means late fees, any prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables collected from Obligors during the related Collection Period.

“Test Fail” has the meaning assigned in Section 3.03(a) of the Asset Representations Review Agreement.

“Transferor Certificate” has the meaning assigned in Section 2.04(a) of the Indenture.

“Treasury Regulations” shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means World Omni Auto Receivables Trust 2026-C, a Delaware statutory trust.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account, and all proceeds of the foregoing.

App. A-30

“Trust Accounts” has the meaning assigned thereto in Section 5.01 of the Sale and Servicing Agreement.

“Trust Agreement” means the Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time; such agreement being the amended and restated Trust Agreement contemplated by the Initial Trust Agreement.

“Trust Certificate” shall mean a certificate evidencing the beneficial interest of a Person in the trust established by the Trust Agreement and substantially in the form attached as Exhibit A to such Trust Agreement.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force as of the Closing Date, unless otherwise specifically provided.

“Trust Officer” means, with respect to the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Indenture and any other Basic Document to which the Indenture Trustee is a party and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“Trustee Bank” means Wilmington Trust, National Association, in its individual capacity, each bank appointed as successor Owner Trustee under the Trust Agreement in its individual capacity and each bank appointed as co-trustee under and to the extent provided in the Trust Agreement in its individual capacity.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“USA Patriot Act” means, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and its implementing regulations.

App. A-31

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Person” means:

(a)            a citizen or resident of the United States for U.S. federal income tax purposes;

(b)            an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia;

(c)            an estate the income of which is subject to U.S. federal income taxation regardless of its source;

(d)            an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

(e)            to the extent provided in applicable U.S. Department of Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

“WOAR” means World Omni Auto Receivables LLC, a Delaware limited liability company, or its successors.

“World Omni” means World Omni Financial Corp., a Florida corporation, or its successors.

“Yield Supplement Overcollateralization Amount” means, with respect to any Collection Period and the related Payment Date, or with respect to the Cutoff Date, the aggregate amount by which the Principal Balance as of the last day of such Collection Period or the Cutoff Date of each of the related Receivables with a Contract Rate of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated by using a discount rate equal to the Required Rate, of each scheduled payment of each such Receivables assuming such scheduled payment is made on the last day of each month and each month has 30 days.

App. A-32

APPENDIX A

PART II - RULES OF CONSTRUCTION

(A)            Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B)            “Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(C)            Use of “related” as used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” will mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date. With respect to any Purchase Date, the “related Cutoff Date” will mean the Cutoff Date established for the closing of the purchase of Receivables on that Purchase Date.

(D)            Use of “outstanding” etc. Whenever the term “outstanding Notes,” “outstanding principal amount” and words of similar import are used in this Appendix or any Basic Document for purposes of determining whether the Noteholders of the requisite outstanding principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons (it being understood that the Owner Trustee in its individual capacity shall not be considered an Affiliate of any of the foregoing) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as “outstanding” if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

(E)            Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

App. A-33

(F)            Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(G)            UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

App. A-34

APPENDIX B

Additional Representations and Warranties

1.	This Agreement, the Receivables Purchase Agreement and the Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from World Omni, the Depositor and the Trust, respectively.

2.	World Omni has taken all steps necessary to perfect its security interest against each Obligor in the property securing the Receivables.

3.	The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC.

4.	World Omni owns and has good and marketable title to the Receivables and will transfer the Receivables free and clear of any Lien, claim or encumbrance of any Person.

5.	World Omni has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Depositor under the Receivables Purchase Agreement, to the Issuing Entity hereunder and to the Indenture Trustee under the Indenture.

6.	With respect to Receivables that constitute tangible chattel paper, all original executed copies of each Contract that constitute or evidence the Receivable have been delivered to the Servicer for the benefit of the Depositor, the Issuing Entity and the Indenture Trustee.

7.	With respect to Receivables that constitute electronic chattel paper, only one authoritative copy of each Contract that constitutes or evidences the Receivable exists. Each such authoritative copy (a) is unique, identifiable, and unalterable (other than with the participation of the Depositor, the Issuing Entity and the Indenture Trustee pursuant to the Basic Documents in the case of an addition or change of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), and (b) has been communicated to and is maintained by the Servicer or a third-party provider acting on behalf of the Servicer. The authoritative copy of the related Contract identifies only World Omni Financial Corp. as the assignee thereof. Each copy of the authoritative copy of the related Contract and any copy of a copy are readily identifiable as copies that are not the authoritative copy. Each Receivable has been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each Contract that constitutes or evidences the Receivable must be made with the participation of the Depositor, the Issuing Entity and the Indenture Trustee pursuant to the Basic Documents, and (b) all revisions of the authoritative copy of each contract that constitute or evidence the Receivable must be readily identifiable as an authorized or unauthorized revision. The Servicer is maintaining the authoritative copy of each Contract that constitutes or evidences the Receivables solely on behalf and for the benefit of the Depositor, the Issuing Entity and the Indenture Trustee under the Basic Documents.

App. B-1

8.	Other than (a) any security interests which have been released prior to or in connection with the execution of the Basic Documents and (b) the security interests granted to the Depositor, the Issuing Entity, and the Indenture Trustee pursuant to the Basic Documents, none of World Omni, the Depositor or the Issuing Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. None of World Omni, the Depositor or the Issuing Entity has authorized the filing of, and is not aware of, any financing statements against World Omni, the Depositor or the Issuing Entity that include a description of collateral covering the Receivables other than any financing statement relating to the security interests granted to the Depositor, the Issuing Entity, and the Indenture Trustee under the Basic Documents or a financing statement that has been terminated with respect to the Receivables. None of World Omni, the Depositor or the Issuing Entity is aware of any judgment or tax lien filings against World Omni, the Depositor or the Issuing Entity.

9.	None of the Seller, the Depositor or the Issuing Entity or any vaulting agent thereof has communicated an authoritative copy of any Contract that constitutes or evidences the Receivables to any Person other than the Servicer.

10.	World Omni, as Servicer (in its capacity as custodian), has in its possession all original copies of the Contracts that constitute or evidence the Receivables. The Receivables Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuing Entity or the Indenture Trustee. All financing statements filed or to be filed against World Omni, the Depositor or the Issuing Entity in favor of the Depositor, the Issuing Entity or the Indenture Trustee, respectively, in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Noteholders.”

App. B-2